Exhibit 5.1

53rd at Third 885 Third Avenue New York, New York 10022-4834 Tel: +1.212.906.1200 Fax: +1.212.751.4864 www.lw.com
FIRM / AFFILIATE OFFICES
	Beijing	Moscow
	Boston	Munich
	Brussels	New York
	Century City	Orange County
September 18, 2019	Chicago	Paris
	Dubai	Riyadh
	Düsseldorf	San Diego
	Frankfurt	San Francisco
	Hamburg	Seoul
	Hong Kong	Shanghai
Funko, Inc.	Houston	Silicon Valley
2802 Wetmore Avenue	London	Singapore
Everett, Washington 98201	Los Angeles	Tokyo
	Madrid	Washington, D.C.
Milan

Re:	Registration Statement on Form S-3 (File No. 333-230964); Shares of Class A common stock, par value $0.0001 per share

Ladies and Gentlemen:

We have acted as special counsel to Funko, Inc., a Delaware corporation (the “Company”), in connection with the offering and sale by certain stockholders of the Company (the “Selling Stockholders”) of 4,000,000 shares of Class A common stock, par value $0.0001 per share (“Class A Common Stock”), of the Company, including (i) 1,986,433 shares of Class A Common Stock that were issued and outstanding prior to the date of the Registration Statement (as defined below) (the “Former Equity Owner Shares”), and (ii) 2,013,567 shares of Class A Common Stock issuable to certain Selling Stockholders (the “Continuing Equity Owners”) upon the exchange by such Continuing Equity Owners of an equivalent number of common units of Funko Acquisition Holdings, L.L.C., a Delaware limited liability company (“FAH, LLC”), and the cancellation of such Continuing Equity Owner’s shares of the Company’s Class B common stock, par value $0.0001 per share, on a one-for-one basis with the number of common units so exchanged (the “Continuing Equity Owner Shares” and, together with the Former Equity Owner Shares, the “Shares”). The Shares are included in a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on April 19, 2019 (Registration No. 333– 230964) (as amended, the “Registration Statement”), including a base prospectus, dated September 16, 2019 (the “Base Prospectus”), a preliminary prospectus supplement, dated September 16, 2019, filed with the Commission pursuant to Rule 424(b) under the Act (together with the Base Prospectus, the “Preliminary Prospectus”), and a prospectus supplement, dated September 16, 2019, filed with the Commission pursuant to Rule 424(b) under the Act (together with the Base Prospectus, the “Prospectus”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Preliminary Prospectus or the Prospectus, other than as expressly stated herein with respect to the issue of the Continuing Equity Owner Shares. Various matters pertaining to the Former Equity Owner Shares are addressed in our separate opinion, dated April 19, 2019, filed as Exhibit 5.1 to the Registration Statement. We express no opinion with respect to those matters herein.

September 18, 2019

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, the Continuing Equity Owner Shares have been duly authorized by all necessary corporate action of the Company and, when such Continuing Equity Owner Shares have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the applicable Continuing Equity Owner, and have been issued by the Company against payment therefor (in an amount not less than the par value thereof) in the manner contemplated by the Second Amended and Restated Limited Liability Company Agreement of FAH, LLC, such Continuing Equity Owner Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Company’s Current Report on Form 8-K dated September 18, 2019 and to the reference to our firm in the Preliminary Prospectus and the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP